SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 2, 2012

EnviroStar, Inc.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

001-14757	11-2014231
(Commission File Number)	(IRS Employer Identification No.)

290 N.E. 68 Street, Miami, Florida	33138
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (305) 754-4551

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

The information in this Report, including Exhibit 99.1 and the information therefrom incorporated in Item 7.01 by reference to Exhibit 99.1, are being furnished, and shall not be deemed “filed,” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to liability under that section, nor shall they be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.  The information set forth in this Item 7.01 shall not be deemed an admission as to the materiality of any information in this Report which is being disclosed solely to satisfy the requirements of Regulation FD.

Item 7.01                      Regulation FD Disclosure.

    On March 2, 2012, the Company issued a press release stating that, in view of the unusual market activity today in the Company’s stock, the NYSE Amex contacted the Company in accordance with its usual practice.  In responding to the Exchange, the Company stated that its policy is not to comment on unusual market activity.  A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein solely for purposes of this Item 7.01.

On February 13, 2012, the Company issued a press release announcing its results of operations for the six and three month periods ended December 31, 2011.  A copy of the press release is furnished as Exhibit 99.1 to this Report and is incorporated herein by reference.

Item 9.01                      Financial Statements and Exhibits.

(d)           Exhibits:

         99.1    The Company's press release dated March 2, 2012

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EnviroStar, Inc.

Date: March 2, 2012	By:	/s/ Michael S. Steiner
Michael S. Steiner,
President and Chief Executive Officer

EXHIBIT INDEX
Exhibit No.	Description

99.1	The Company’s press release dated March 2, 2012